================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 12, 1999


                          AMERICAN SAFETY RAZOR COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                          (State or other jurisdiction
                                of incorporation)
                                     0-21952
                            (Commission File Number)
                                   54-1050207
                                (I.R.S. Employer
                               Identification No.)


                                  P.O. Box 500
                               Staunton, Virginia
                    (Address of principal executive offices)

                                   24402-0500
                                   (Zip Code)



Registrant's telephone number, including area code: (540) 248-8000


                                 Not Applicable
          (Former name or former address, if changed since last report)

================================================================================

                      INFORMATION TO BE INCLUDED IN REPORT


Item 1.  Changes in Control of Registrant.

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable.

Item 3.  Bankruptcy or Receivership.

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.

Item  5.  Other Events.

         On February 12, 1999, American Safety Razor Company (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with RSA Holdings Corp. of Delaware ("Holdings") and RSA Acquisition Corp. ("Purchaser"), each an indirect, wholly owned subsidiary of the private investment firm J.W. Childs Associates, Inc. Pursuant to the Agreement, Purchaser intends to commence a tender offer to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company, at a price per share of $14.125 net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's offer to purchase dated February 22, 1999 (the "Offer to Purchase"), a copy of which is attached hereto as Exhibit
5.2. The Board of Directors of the Company approved the merger of the Company on the terms and subject to the conditions set forth in the Agreement.

         Purchaser will finance the acquisition of the Company with an equity investment from J.W. Childs Associates, Inc. and an issuance of debt by the Company as further described in the Offer to Purchase attached as Exhibit 5.2.

         Included as exhibits hereto are the Agreement and certain documents relating thereto and the foregoing description is qualified in its entirety by reference to, and incorporation of, the terms and provisions contained in those exhibits.

Item 6.  Resignations of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Not Applicable.

Item 8.  Change in Fiscal Year.

         Not Applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         Not Applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN SAFETY RAZOR COMPANY



Date: February 22, 1999                   By:
                                             ---------------------------------
                                             Name:    Thomas G. Kasvin
                                             Title:   Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------
5.1               Agreement and Plan of Merger, dated as of February 12, 1999 by and among American Safety Razor Company, RSA
                  Acquisition Corp. and RSA Holdings Corp. of Delaware+

5.2 Offer To Purchase For Cash All Outstanding Shares of Common Stock of American Safety Razor Company, dated February 22, 1999

5.3               Press Release of the Company dated February 15, 1999

------------------

+ The schedules to this agreement have not been filed pursuant to Item 601(b)(2) of Regulation S-K. Such schedules will be filed supplementally upon the request of the Securities and Exchange Commission.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN SAFETY RAZOR COMPANY



Date: February 22, 1999                   By: /s/ Thomas G. Kasvin
                                             ---------------------------------
                                             Name:    Thomas G. Kasvin
                                             Title:   Chief Financial Officer

                                                                 EXHIBIT 5.1


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of February 12, 1999, by and among RSA Holdings Corp. of Delaware, a Delaware corporation ("Parent"), RSA Acquisition Corp., a Delaware corporation and a subsidiary of Parent (the "Purchaser") and American Safety Razor Company, a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") at a price per share of $14.125 net to the selling stockholders in cash (such price as it may hereafter be increased, the "Share Offer Price") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, pursuant to the Merger (as defined) Purchaser shall pay and cash out all options outstanding on the date hereof issued and exercisable under the Option Plan (as hereinafter defined) at a price per option net to the selling stockholder in cash equal to the difference between the Share Offer Price and the exercise price of such options under the Option Plan (the "Option Offer Price");

         WHEREAS, the Board of Directors of the Company (the "Board") has approved the Offer and the Merger as fair and advisable to the Company's stockholders and is recommending that the Company's stockholders accept the Offer;

         WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth be low (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "GCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Share Offer Price applicable thereto in cash;

         WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Parent, certain shareholders of the Company and certain executive officers of the Company, including but not limited to the partners, principals, officers, employees and affiliates of The Jordan Company ("TJC") (the "Principal Holders"), have entered into a Shareholders Agreement dated as of the date hereof in the form of Exhibit A hereto (the "Shareholders Agreement", and, together with the Confidentiality Agreement (as hereinafter defined), the "Related Agreements");

         WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

         SECTION 1.01 The Offer.

         (a) So long as this agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex I hereto (as hereinafter provided) shall have occurred or exist, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as promptly as practicable after the date hereof, but in any event not later than the fifth business day following the date hereof, the Offer for all outstanding Shares at the Share Offer Price applicable to such Shares, net to the seller in cash in accordance with this Agreement. The initial expiration date for the Offer shall be the twentieth business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 14d-2 under the Exchange Act (the "Initial Expiration Date"). As promptly as reasonably practicable, on the commencement date of the Offer, the Parent and the Purchaser shall file with the Securities and Exchange Commission (the "SEC"), with respect to the Offer, the Purchaser's Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") (together with any supplements or amendments thereto, the "Offer Documents"), which shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase") which shall be mailed to the holders of Shares with respect to the Offer. The Company and its counsel shall be given an opportunity to review and comment upon the Offer Documents and any amendment or supplement thereto prior to the filing thereof with the SEC, and Parent and Purchaser shall consider such comments in good faith. Parent and Purchaser agree to provide to the Company and its counsel any comments which Parent, Purchaser or their counsel may receive from the Staff of the SEC with respect to the Offer Documents promptly after receipt thereof. The obligation of Parent to accept for payment or pay for any Shares tendered pursuant to the Offer will be subject to the satisfaction or waiver (to the extent permitted by this Agreement) of the conditions set forth in Annex I hereto (the "Offer Conditions"). Without the prior written consent of the Company, the Purchaser shall not decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, change the conditions set forth in Annex I, waive the Minimum Condition (as defined in Annex I), impose additional conditions to the Offer, except as otherwise provided herein, extend the Initial Expiration Date or amend any other term of the Offer in any manner adverse to the holders of any Shares. Subject to the terms of the Offer and this Agreement and the satisfaction or waiver (to the extent permitted by this Agreement) of all the conditions of the Offer set forth in Annex I hereto as of the Initial Expiration Date or any expiration date permitted by the Agreement, Parent will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer. Subject to Section 8.01, if the conditions set forth in Annex I hereto are not satisfied or, to the extent permitted by this Agreement, waived by the Parent, as of the Initial Expiration Date (or any subsequently scheduled expiration date), Parent will extend the Offer from time to time for the shortest time periods permitted by law and which it reasonably believes are necessary until the consummation of the Offer; provided that notwithstanding the satisfaction of the Offer Conditions the Parent and the Purchaser shall have the right, after consultation with the Company, to extend the Offer for up to 10 business days after the Initial Expiration Date, notwithstanding the prior satisfaction of the Offer Conditions. Each of Parent and the Purchaser shall use its reasonable best efforts to avoid the occurrence of any event specified in Annex I or to cure any such event that shall have occurred.

         (b) The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer
Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case as and to the extent required by applicable federal securities laws.

         SECTION 1.02 Company Actions.

         (a) The Company shall promptly file with the SEC and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9"). The Schedule 14D-9 will set forth, and the Company hereby represents and warrants, that the Board, at a meeting duly called and held, has
(i) determined that the Offer and the Merger are fair and advisable to and in the best interests of the Company and its stockholders, (ii) approved the Offer, the Merger and the Shareholders Agreement in accordance with Section 203 of the GCL, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of the Merger and this Agreement by the Company's stockholders (in accordance with the requirements of the Company's certificate of incorporation and of applicable law); provided, however, that prior to consummation of the Offer such recommendation and approval may be withdrawn, modified or amended if the Board by majority vote shall have determined in good faith, based upon the advice of outside legal counsel to the Company, that such determination to withdraw, modify or amend would be necessary in order to comply with the Board's fiduciary duty under applicable law. The Company hereby further represents and warrants that PaineWebber, Incorporated (the "Financial Advisor") has delivered to the Board its written opinion that the consideration to be received by the holders of the Shares pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Advisor to permit, subject to prior review and consent by such Financial Advisor (such consent not to be unreasonably withheld), the inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Board described in this Section 1.02(a).

         (b) The Schedule  14D-9 and all  amendments  thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Parent or Purchaser for inclusion in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities law.

         (c) Parent and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The Company agrees to provide to Parent and their counsel any comments which the Company or its counsel may receive from the Staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. In connection with the Offer, the Company will, if reasonably requested by Purchaser, promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listing and non-objective beneficial owner lists) and assistance as the Purchaser or its agents or representatives may reasonably request in connection with communicating the Offer to the record and beneficial holders of the Shares.

         SECTION 1.03  Directors.

         (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for Shares pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares beneficially owned by Parent or its affiliates bears to the total number of fully diluted Common Shares then outstanding, and the Company shall, promptly take all actions necessary to cause Parent's designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors or increasing the size of the Board; provided, however, that prior to the Effective Time (as defined in Section 2.02), the Board shall always have at least three members who are neither officers, directors, stockholders or designees of the Purchaser or any of its affiliates ("Purchaser Insiders"). At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the Board of (i) each committee of the Board, (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law. If the number of directors who are not Purchaser Insiders is reduced below three for any reason prior to the Effective Time, the remaining directors who are not Purchaser Insiders (or if there is only one director who is not a Purchaser Insider, the remaining director who is not a Purchaser Insider) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies) who is not an officer, director, stockholder or designee of the Purchaser or any of its affiliates and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

         (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent will supply any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

         (c) From and after the election or appointment of Parent's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, or any other action taken by the Board in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 2.02) the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At Parent's election, any direct or indirect subsidiary of Parent other than Purchaser may be merged with and into the Company instead of the Purchaser. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such an election.

         SECTION 2.02 Effective Time; Closing. As soon as practicable after the satisfaction or waiver of the conditions set forth in Sections 7.01(a) and (b), but subject to Section 7.01(c), the Company shall execute in the manner required by the GCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, or, if permitted, a certificate of ownership and merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the GCL.

         SECTION 2.04 Certificate of Incorporation and By-Laws of the Surviving Corporation.

         (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

         (b) Subject to the provisions of Section 6.01 of this Agreement, the by-laws of the Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

         SECTION 2.05 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal; provided that, promptly upon the payment by the Purchaser for Shares pursuant to the Offer, any partners, officers or affiliates of TJC who are also officers of the Company immediately prior to the Effective Time shall resign as officers of the Company.

         SECTION 2.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 3.01)) shall be converted into the right to receive in cash the Share Offer Price applicable thereto (the "Merger Price") payable to the holder thereof, and in the case of the Options, net of taxes required by law to be withheld with respect thereto and without interest thereon, upon surrender of the certificate formerly representing such Share.

         SECTION 2.08 Conversion of Purchaser Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         SECTION 2.09 Company Option Plan. Parent and the Company shall take all actions necessary so that, immediately prior to the Effective Time, (A) each outstanding option to purchase Common Shares (an "Option") granted under the American Safety Razor Company Stock Option Plan (the "Option Plan"), whether or not then exercisable or vested, shall become fully exercisable and vested, (B) each Option which is then outstanding shall be cancelled and (C) in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, immediately following the Effective Time, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (1) the excess of the Merger Price over the exercise price thereof and (2) the number of Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto). The Company shall use its reasonable best efforts to take all such action as is necessary prior to the Effective Time to terminate the Option Plan so that on and after the Effective Time no current or former employee or director shall have any Option to purchase shares of common stock or any other equity interest in the Company under the Option Plan. The Company shall use its reasonable best efforts to obtain any consents as may be necessary to release the Company from any liability in respect of any Options.

         SECTION 2.10 Stockholders' Meeting.

         (a) If required by the Company's certificate of incorporation and/or applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law:

                  (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                  (ii) prepare and file with and to use its reasonable best efforts to have cleared by the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                  (iii) subject to the fiduciary  obligations of the Board under applicable law as determined in good faith by a majority of the Board based on the advice of independent outside legal counsel, (A) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders and (B) use its reasonable best efforts to obtain the necessary adoption of this Agreement.

         (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

         SECTION 2.11 Merger Without  Meeting of  Stockholders.  Notwithstanding
Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each outstanding class of capital stock of the Company pursuant to the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.

         SECTION 2.12 Fractional Shares and Payments. In the event that the aggregate consideration to be received by a holder of Shares pursuant to the Offer or the Merger for such holders Shares equals, when aggregated, an amount that includes one-half of one cent, then such amount will be rounded up to the nearest whole cent.

                                   ARTICLE III

               DISSENTING SHARES; PAYMENT FOR SHARES AND WARRANTS

         SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who demands in writing appraisal for such Shares in accordance with Section 262 of the GCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price as provided in Section
2.07 but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of GCL, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the GCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price, if any, to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, withdrawals of such demands and any other instruments served pursuant to the GCL and received by the Company and, prior to the Effective Time, Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 3.02 Payment for Shares.

         (a) From and after the Effective Time, a bank or trust company designated by Parent and reasonably acceptable to the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Share Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section 2.07. When and as needed, Parent or the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holder of Shares shall be entitled at the Effective Time pursuant to Section 2.07.

         (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares (other than Share Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) (i) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in such form and have such other provisions as Parent and Purchaser may reasonably specify and (ii) instructions for use in surrendering such Certificates and receiving the aggregate Merger Price in respect thereof. Upon surrender of each such Certificate together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the

Paying Agent shall pay the holder of such Certificate the Merger Price multiplied by the number of Shares formerly represented by such Certificate in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Share Certificates representing Dissenting Shares and Certificates representing Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price, that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise be in proper form for transfer and that the person surrendering such Certificates shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price, to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

         (c) Promptly following the date which is 270 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share shall thereafter look only to the Surviving Corporation (as a general creditor thereof) for payment of its claim for the Merger Price (without any interest or dividends thereon).

         (d) No Liability. None of Parent, Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Shares shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Price would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.05(b)), any such Merger Price shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (e) Investment in Exchange Fund. The Paying Agent shall invest the Merger Price as directed by the Surviving Corporation (within guidelines approved by the Company prior to the Closing Date, which approval shall not be unreasonably withheld). Any interest resulting from such investment shall be paid to the Surviving Corporation.

         (f) After the Effective Time, there shall be no registrations of transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price, relating thereto, as provided in this Article III.

         (g) No Further Ownership Rights in Shares Exchanged For Cash. All cash paid upon the surrender for exchange of Certificates representing Shares in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such Certificates in accordance with the GCL.

         (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable and customary amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Price with respect thereto.

         (i) Withholding Rights. In the case of the Options, the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign Tax law.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and the Purchaser that except as set forth in the Company's Form 10-K for the year ended December 31, 1997 and the Company's Form 10-Qs for each of the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "Recent SEC Reports") filed with the SEC and except as set forth in the Company Disclosure Statement delivered to Parent and Purchaser prior to the execution of this Agreement (the "Company Disclosure Statement"):

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary; except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not reasonably be expected to have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company" as used in this Agreement, means any change or effect that would be materially adverse to the assets, liabilities, business, operations or financial condition of the Company and its subsidiaries, taken as a whole, except for any such change or effect resulting from general economic, financial or market conditions in the United States.

         SECTION 4.02 Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the certificate of incorporation and the by-laws, each as amended to the date hereof, of the Company and its subsidiaries. Such articles of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation in any material respect of any of the provisions of its certificate of incorporation or by-laws.

         SECTION 4.03 Capitalization. The authorized capital stock of the Company consists of 25,000,000 Common Shares, 2,900,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") of the Company, and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company. As of the date of this Agreement, the Company had 12,110,049 Common Shares outstanding and no shares of Class B Common Stock and no shares of Preferred Stock issued or outstanding. The Company has no shares of capital stock reserved for issuance, except that, as of the date of this Agreement, there were 750,000 Common Shares reserved for issuance pursuant to the Option Plan (of which Options to purchase 464,400 Common Shares are outstanding). The Company Disclosure Statement sets forth the identity of each holder of Options, and the number of shares of Common Stock and the exercise price with respect thereto. All the outstanding Common Shares are, and all Common Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth above and except pursuant to the Option Plan and except for the transactions contemplated by this Agreement, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except (i) as contemplated by this Agreement and (ii) the Company's obligations under the Option Plan, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares of the Company's subsidiaries are owned by the Company or by another wholly owned subsidiary of the Company and owned in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"), except such as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent prior to the date hereof a list of all subsidiaries and associated entities of the Company which evidences, among other things, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or associated entities. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

         SECTION 4.04 Authority  Relative to this Agreement;  Minimum Condition.
(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares to the extent required by the Company's certificate of incorporation and by applicable law and the filing of appropriate merger documents as required by the GCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) Pursuant to GCL and the Company's Certificate of Incorporation and By-Laws, the Shares purchased in satisfaction of the Minimum Condition are sufficient to provide the stockholder vote required to consummate the Merger in accordance with the Company's Certificate of Incorporation and By-Laws and
Section 251 of the GCL.

         SECTION 4.05  No Conflict; Required Filings and Consents.

         (a) None of the execution, delivery of and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) conflict with or violate any law, regulation or order of any governmental authority applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, (any of the foregoing referred to in clause

(ii) or this clause (iii) being a "Violation") pursuant to, any loan and credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except (x) in the case of clause (iii), with regard to the Company's Credit Agreement (as hereinafter defined) and other indebtedness of the Company set forth in the Company Disclosure Statement, and (y) in the case of the foregoing clause (ii) or (iii) for any such Violations which would not reasonably be expected to have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to perform its obligations and consummate the transactions contemplated hereby.

         (b) None of the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, court, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for
(i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover and environmental statutes listed on the Company Disclosure Statement, (iv) compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act") and any requirements of any foreign or supranational Anti-Trust Laws (as hereinafter defined) and (v) Consents the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on the Company or materially adversely effect the ability of the Company to consummate the transactions contemplated hereby.

         SECTION 4.06 SEC Reports and Financial Statements.

         (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "SEC Reports") required to be filed with the SEC since June 9, 1993. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained when filed, or (except to the extent revised or superseded by a subsequent filing with the SEC) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) The consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of income, common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the year ended December 31, 1997 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including the related notes.

         (c) The consolidated balance sheets and the related statements of income and cash flows (including in each case the related notes thereto) of the Company contained in the Forms 10-Q for the periods ended September 30, 1998, June 30, 1998 and March 31, 1998 included in the SEC Reports (collectively, the "Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein, including the related notes, provided, that the Quarterly Financial Statements do not reflect full year end adjustments, accruals, reserves and footnotes.

         (d) There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its subsidiaries at December 31, 1997, including the notes thereto, (ii) liabilities disclosed in the Recent SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, (iv) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998, and (v) other liabilities, none of which (without giving effect to the materiality qualifier contained in this Section 4.06(d)) would reasonably be expected to have a Material Adverse Effect.

         (e) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 4.07 Information. Neither the Schedule 14D-9, the Proxy Statement, nor any of the information supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Offer Documents, or (ii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this agreement and any amendment or supplement to any of the above (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting (as herein defined) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the
Schedule 14D-9 or the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

         SECTION 4.08 Litigation. The Company Disclosure Statement sets forth each instance in which any of the Company and its subsidiaries or any of their respective properties (a) is subject to any judgment, order, decree, stipulation, injunction, or charge or (b) is a party to or the subject of any material charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or to the Knowledge of the Company, is threatened to be a party to or the subject of any such action, except, in each case, where the judgment, order, decree, stipulation, injunction, charge, complaint, action, suit, proceeding, hearing, or investigation would not reasonably be expected to have a Material Adverse Effect on the Company or unreasonably delay or prevent the consummation of the transactions contemplated hereby.

         SECTION 4.09 Compliance with Applicable Laws. Neither the Company nor any of its subsidiaries is in conflict with or in default or violation of (i) any laws, regulations, rules, orders, judgment or decree of any Governmental Entity applicable to it, such subsidiaries or any of their respective properties or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses, authorizations, consents, approvals, and franchises the absence of which would not reasonably be expected to have a Material Adverse Effect on the Company. The business operations of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.10  Employee Benefit Plans.

         (a) The Company Disclosure Statement includes a complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of

1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), providing benefits to any employee or former employee of the Company and its subsidiaries sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute (collectively, the "Plans").

         (b) With respect to each Plan, the Company has made available to Parent a true, correct and complete copy of: (i) all material plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the three most recent annual financial reports, if any; (v) the three most recent actuarial reports, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any.

         (c) As to each single employer Plan, the Company and each of its subsidiaries has complied, and is now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to each Plan, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the Company has obtained (or has timely applied for), and the IRS has issued, a favorable determination letter and each such Plan is qualified except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Company.

         (d) All contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles, except such as would not reasonably be expected to have a Material Adverse Effect on the Company.

         (e) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No event has occurred, nor do any circumstances exist that could result in, any liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code except, in each case, as would not reasonably be expected to have a Material Adverse Effect on the Company.

         (f) With respect to any multiemployer plan (within the meaning of ERISA
Section 4001(a)(3)) to which the Company, its subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Section 414(b),
(c), (m) or (o)) has any liability or contributes (or has at any time within the six year period prior to the date hereof, contributed or had an obligation to contribute): (i) none of the Company, its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA; and, (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA Sections 4241 and 4245, respectively) except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

         (g) With respect to any Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Company.

         (h) No Plan (other than the Option Plan) exists that could result in the payment to any present or former employee of the Company or its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

         SECTION 4.11  Taxes.

         (a) The Company has timely filed (or caused to be timely filed) all Federal, state, local and foreign income and other tax returns regarding the Company or its subsidiaries required by law to be filed prior to the date of this Agreement, (b) such tax returns are correct and complete in all respects,
(c) the Company and its subsidiaries have paid all Federal, state, local or foreign income and other taxes that are due and payable (including any interest, penalties or additions to tax that are due with respect thereto) other than taxes that are being contested in good faith and which have been reserved for in accordance with GAAP, (d) no tax return of the Company or its subsidiaries is currently under audit by any taxing authority and no deficiency in the payment of any taxes by the Company or any subsidiary has been assessed, asserted or, to the Knowledge of the Company, threatened against the Company or any subsidiary that remains unsettled as of the date of this Agreement, (e) there are currently no outstanding waivers of statutes of limitations with any taxing authority by the Company or the subsidiaries, and (f) the Company has not at any time filed a consolidated or combined Tax Return as a member of an affiliated group (within the meaning of Section 1504 of the Code) other than as a group of which the Company was the parent, except, in the case of clauses (a) through (f), where any such failure or breach would not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12 Intellectual Property.

         (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of the Company and its subsidiaries as currently conducted by the Company or its subsidiaries (the "Company Intellectual Property Rights").

         (b) Either the Company or one of its subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and, in the case of Company Intellectual Property Rights owned by the Company or any of its subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the Knowledge of the Company, are threatened by any person that if adversely determined would reasonably be expected to have a Material Adverse Effect on the Company (i) to the effect that the manufacture, sale, licensing, or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trade mark, service mark or trade secret,
(ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of the Company and its subsidiaries are currently conducted, or (iii) challenging the ownership by the Company or any of its subsidiaries or the validity of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting, except to the extent any failure does not constitute a Material Adverse Effect on the Company. To the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, which would have Material Adverse Effect on the Company. No Company Intellectual Property Rights or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries, except to the extent any such restriction would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, except to the extent any such restriction would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.13 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and its subsidiaries are, and have been, in compliance with Environmental Law, (ii) to the Knowledge of the Company, there has been no release of Hazardous Substances at, about or under any real property currently or formerly owned or operated by the Company or any current or former subsidiary thereof, (iii) no judicial or administrative proceeding is pending or to the Knowledge of the Company threatened relating to violation of or liability under or relating to any Environmental Law, including without limitation violations or liabilities relating to any off-site disposal or contamination, (iv) the Company and its subsidiaries have not received in writing any claims or notices alleging any violation of or liability under or relating to any Environmental Law, and (v) none of the Company and its subsidiaries has entered into, has agreed to, or is subject to any settlement judgment, decree, order or other similar obligation under or relating to any Environmental Law. "Environmental Law" means any and all applicable foreign, Federal, state or local law (including, without limitation, common law), statute, regulation, order, decree or judicial opinion or other governmental requirement having the force and effect of law and relating to the use, storage, handling or disposal of Hazardous Substances or the protection of the environment. "Hazardous Substance" means any toxic or hazardous material or substance that is regulated by or under authority of any Environmental Law or that could result in liability under Environmental Law, including without limitation, any petroleum products, asbestos and polychlorinated biphenyls.

         SECTION 4.14 Material Adverse Change. Since September 30, 1998, except as contemplated by this Agreement, the Company and its subsidiaries, taken as a whole, have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:
(i) any change in the assets, liabilities, results of operation, financial condition or business of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company; (ii) any condition, event or occurrence which would reasonably be expected to have a Material Adverse Effect on the Company; or (iii) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 6.01.

         SECTION 4.15 Certain Approvals; Take-Over Laws. The Board has taken appropriate action such that, assuming the accuracy of Parent's representation in Section 5.06 of this Agreement, the provisions of Section 203 of the GCL will not apply to any of the transactions contemplated by this Agreement or the Shareholders Agreement. Other than Section 203 of the GCL, no foreign or state takeover law is applicable to the transactions contemplated by this Agreement, including the Offer and the Merger.

         SECTION 4.16 Opinion of Financial Advisor. The Company has received the written opinion of PaineWebber, Incorporated ("PaineWebber") to the effect that the Share Offer Price to be received by holders pursuant to each of the Offer and the Merger is fair to the holders of the applicable Shares from a financial point of view.

         SECTION 4.17 Brokers. Except for the engagement of PaineWebber and TJC Management Corp., none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. True and correct copies of the Company's agreements with PaineWebber and TJC Management Corp. have been provided to Parent prior to the date of this Agreement.

         SECTION 4.18 Insurance. The Company Disclosure Statement contains an accurate and complete list as of the date of this Agreement of all material policies of fire, liability, workmen's compensation and other forms of insurance owned by the Company or its subsidiaries.

         SECTION 4.19 Real Estate Matters. (a) The Company or its subsidiaries has good, valid, and, in the case of Owned Properties (as defined below), marketable fee title to: (i) all of the material real property and interests in real property owned by the Company or its subsidiaries, except for properties sold or otherwise disposed of in the ordinary course of business (the "Owned Properties"), and (ii) all of the material leasehold estates in all real properties leased by the Company or its subsidiaries, except leasehold interests terminated in the ordinary course of business (the "Leased Properties"; the Owned Properties and Leased Properties being sometimes referred to herein as the "Real Properties"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way, subleases and other similar restrictions and encumbrances ("Encumbrances"); except for (i) liens for current property taxes and assessments or other governmental charges or levies not yet due and payable or the validity of which is being contested in good faith in appropriate proceedings; (ii) liens for mechanics, materialmen, laborer, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable;
(iii) zoning, entitlement and other land use and environmental regulations by governmental agencies provided that such regulations have not been violated;
(iv) Encumbrances which would not reasonably be expected to have a Material Adverse Effect on the Company; and (v) Encumbrances under the Credit Agreement (collectively the "Permitted Encumbrances").

         (b) Except to the extent that the inaccuracy of any of the following would not reasonably be expected to have a Material Adverse Effect: (i) each of the agreements by which the Company has obtained a leasehold interest in each Leased Property (individually, a "Lease" and collectively, the "Leases") is in full force and effect in accordance with its respective terms and the Company or its subsidiary is the holder of the lessee's or tenant's interest thereunder;
(ii) there exists no default by the Company or any of its subsidiaries and, to the Knowledge of the Company, there exists no default by a landlord or third party under any Lease and no circumstance exists which, with the giving of notice, the passage of time or both, is reasonably likely to result in such a default; (iii) there are no leases, subleases, licenses, concessions or any other contracts or agreements granting to any person or entity other than the Company or any of its subsidiaries any right to the possession, use, occupancy or enjoyment of any Real Property or any portion thereof; and (iv) the current operations and use of the Real Properties do not violate any statute, law, regulation, rule, ordinance, permit, requirement, order or decree now in effect.

         (c) Except as set forth in the Company Disclosure Statement, neither the Company nor any of its subsidiaries is obligated under or bound by any option, right of first refusal, purchase contract, or other contractual right to sell or dispose of any Owned Property or any portions thereof or interests therein which property, portions and interests, individually or in the aggregate, are material to the Company and its subsidiaries.

         SECTION 4.20 Labor Matters; Compliance. Neither the Company nor any of its subsidiaries is a party to any agreement pursuant to which a labor organization is certified under applicable labor law as a bargaining agent for any of the Company's or any of its subsidiaries' employees, and no such agreement is being negotiated. There are no representation or certification proceedings, petitions seeking a representation proceeding, strikes or organizing activities pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority (domestic or foreign); except for such proceedings, petitions, activities or strikes that would not have a Material Adverse Effect on the Company.

         SECTION 4.21 Disclaimer of Other Representations and Warranties; Disclosure.

         (a) The Company does not make, and has not made, any representations or warranties relating to the Company or any subsidiaries in connection with the transactions contemplated hereby other than those expressly set forth in this
Article IV. It is understood that Purchaser has fully reviewed the SEC Reports, Company Disclosure Statement, the materials referenced therein and in the "data room" relating to the transactions contemplated by this Agreement. It is also understood that any cost estimates, projections or other productions, any data, any financial information or any memoranda or presentations are not and shall not be deemed to be or to include representations or warranties of the Company, except to the extent otherwise expressly covered by the representations and warranties the Company hereunder. No person has been authorized by the Company to make any representation or warranty relating to the Company or any subsidiary, the businesses of the Company or any subsidiary or otherwise in connection with the transactions contemplated hereby except as set forth in this
Article IV and, if made, such representation or warranty must not be relied upon as having been authorized by the Company or any subsidiary of the Company.

         (b) Notwithstanding anything to the contrary contained in this Agreement or in any of the Exhibits or the Company Disclosure Statement, any information disclosed in one Exhibit or Company Disclosure Statement shall be deemed to be disclosed for purposes of this Agreement. Certain information set forth in the Company Disclosure Statement is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality or Material Adverse Effect (and the actual standard of materiality may be higher or lower than the matters disclosed by such information).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

         Parent and the Purchaser represent and warrant to the Company as follows:

         SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and the Purchaser each has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not reasonably be expected to have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, operations or financial condition of Parent or any of its subsidiaries that would reasonably be expected to prevent or materially delay consummation of the Offer or Merger.

         SECTION 5.02 Authority Relative to this Agreement. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each of the Related Agreements to which it is a party by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and the Purchaser and by Parent as stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or each of the Related Agreements to which it is a party or to consummate the transactions contemplated hereby. This Agreement and each of the Related Agreements to which it is a party has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         SECTION 5.03  No Conflict; Required Filings and Consents.

         (a) None of the execution and delivery of this Agreement and each of the Related Agreements to which it is a party by the Parent or the Purchaser, the consummation by the Parent or the Purchaser of the transactions contemplated hereby or compliance by the Parent or the

Purchaser with any of the provisions contained in this Agreement and each of the Related Agreements to which it is a party will (i) conflict with or violate the organizational documents of the Parent or the Purchaser, (ii) conflict with or violate any law, regulation or order applicable to Parent or the Purchaser or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or the Purchaser, or any of their respective subsidiaries, is a party or by which any of their respective properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii) for any such Violations which would not have a Material Adverse Effect on the Parent.

         (b) None of the execution and delivery of this Agreement or each of the Related Agreements to which it is a party by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover and environmental statutes,
(iv) compliance with the HSR Act and any requirements of any foreign or supranational Antitrust Laws and (v) Consents the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Parent.

         SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser in writing specifically for inclusion in
(i) the Offer Documents,  (ii) the Schedule 14D-9,  (iii) the Proxy Statement or
(iv) the "Other Filings" will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.05 Financing. Purchaser has received and obtained firm commitment letters from nationally recognized, financially capable financial institutions addressed to Purchaser providing for equity, mezzanine and debt capital and sufficient funds to consummate the Offer, the Merger and the transactions contemplated hereby and related fees and expenses (the "Commitment Letters"). The Purchaser is not aware of any reason, condition or circumstance that would prevent or interfere with funding under the Commitment Letters as contemplated by this Agreement. True, complete and correct copies of the Commitment Letters, together with a summary of Purchaser's expected sources and uses of cash, have been furnished to the Company. All fees and expenses required, to be paid under the Commitment Letters have been paid by or on behalf of Purchaser.

         SECTION 5.06 Ownership of Common Shares. Except for the transactions contemplated by the Shareholders Agreement, as of the date of this Agreement, neither Parent, Purchaser nor any of their respective subsidiaries or stockholders beneficially owns any Common Shares.

         SECTION 5.07 Brokers. None of Parent, Purchaser, or any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable.

         SECTION 5.08 Line of Business. Section 5.08 of the Purchaser Disclosure Statement contains a complete and accurate list of (i) all Persons which Parent, Purchaser and each of its shareholders controls (as such term is defined in the HSR Act) and whose principal line of business is in the consumer products industry and (ii) the principal products produced or manufactured by each such Person.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Business of the Company. Except as expressly contemplated by this Agreement, or with the prior written consent of Parent, or as specified in the Company Disclosure Statement, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in and the Company and its subsidiaries shall not take any action other than in the ordinary course of business consistent with past practice and in compliance with applicable laws (including but not limited to Environmental Laws) and will use commercially reasonable efforts, and will cause each of its subsidiaries to use commercially reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Without limiting the generality of the foregoing and except as otherwise expressly contemplated by this Agreement or the Company Disclosure Statement, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent (which will not be unreasonably withheld or delayed):

                  (a)  adopt  any   amendment  to  its  charter  or  by-laws  or
         comparable organizational documents;

                  (b) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, reissue, sell, pledge, dispose of or encumber or authorize the issuance, reissuance, sale, pledge, disposition or encumbrance of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options or other rights of any kind to acquire any convertible securities or capital stock or any other ownership interest (including but not limited to stock appreciation rights or phantom stock) of the Company or any of its subsidiaries other than the issuance of Common Shares, in accordance with the terms of the instruments governing such issuance on the date hereof or pursuant to the exercise of Options outstanding on the date hereof or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (e) except for (i) increases in salary, wages and benefits of officers or employees of the Company or its subsidiaries in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or its subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business for officers and employees whose aggregate cash compensation is equal to or less than $75,000 per annum or (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits payable or to become payable to its directors, officers or key employees (whether from the Company or any of its subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of its subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees (any of the foregoing being an "Employee Benefit Arrangement"), except in each case to the extent as required by applicable law or regulation, provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable;

                  (f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material assets, (ii) except for borrowings under existing lines of credit in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, except for bonuses, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (iii) except in the ordinary course of business consistent with past practice, make or start any bid or proposal, or enter into, renew or amend any contract or agreement that could result in a loss or would involve aggregate consideration in excess of $0.5 million, (iv) authorize any single capital expenditure which is in excess of $0.5 million or capital expenditures which are, in the aggregate, in excess of $1.0 million for the Company and its subsidiaries taken as a whole,
         (v) enter into any transaction, contract or commitment with any affiliate of the Company, except as contemplated by this Agreement,
         (vi) sell, lease, license to others or dispose of any assets outside the ordinary course of business consistent with past practice which individually or in the aggregate are material to the Company or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.01(f);

                  (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change in any material respect any of the accounting practices or principles used by it;

                  (h) make or change any Tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Return or settle or compromise any material Tax liability;

                  (i) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

                  (j) make any change in the key management structure of the Company or any of its subsidiaries, including, without limitation, the hiring of additional officers or the termination of existing officers;

                  (k) transfer or grant any rights under, or enter into any settlement regarding, the breach or infringement of, any Company
         Intellectual Property Rights, or modify any existing rights with respect thereto;

                  (l) take any action, including but not limited to introducing a new product, reasonably likely to expose the Company to any claim that the Company has violated applicable laws, rules or regulations or any rights of any other person in any material respect;

                  (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

                  (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

                  (o) enter into any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement; or

                  (p) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 6.01(a) through 6.01(o) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made in any material respect if such action had then been taken, or would result in any of the conditions set forth in Annex I not being satisfied.

         SECTION 6.02 Access to Information. From the date hereof until the Effective Time, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "Company Representatives") to, provide Parent and the Purchaser and their respective officers, employees, counsel, advisors and representatives and financing sources (collectively, the "Parent Representatives") reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney-client and work product privileges), during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its subsidiaries, and will permit Parent and the Purchaser to make inspections of such as either of them may reasonably require, and will cause the Company Representatives and the Company's subsidiaries to furnish Parent, the Purchaser and the Parent Representatives to the extent available with such other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. Unless otherwise required by law, Parent and the Purchaser will, and will cause the Parent Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, the Purchaser or the Parent Representatives. No investigation pursuant to this Section 6.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto. In the event of termination of this Agreement for any reason, Parent and the Purchaser will, and will cause the Parent Representatives to, return to the Company or destroy all copies of written information furnished by the Company or any of the Company Representatives to Parent or the Purchaser or the Parent Representatives and destroy all memoranda, notes and other writings prepared by Parent, the Purchaser or the Parent Representatives based upon or including the information furnished by the Company or any of the

Company Representatives to Parent or the Purchaser or the Parent Representatives (and Parent will certify to the Company that such destruction has occurred). In addition, Parent will comply with the terms of the Confidentiality Agreement (as hereinafter defined).

         SECTION 6.03 Efforts. (a) Subject to the terms and conditions hereof, each party hereto shall use their reasonable best efforts to ensure that the conditions set forth in Article VII and Annex I are satisfied and to consummate and make effective the transactions contemplated by the Offer, the Merger and this Agreement as promptly as practicable in accordance with this Agreement.

         (b) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisers to provide, all reasonable cooperation in connection with the arrangement of any financing contemplated by the Commitment Letters to be consummated contemporaneous with the Closing in respect of the transactions contemplated by this Agreement, including without limitation, participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents. The Company will also provide commercially reasonable assistance to the Purchaser in connection with the execution and delivery of any underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, as may be requested by Parent or Purchaser, except (i) as specifically provided in Section 6.16 and (ii) the Company will not be responsible for any indemnities or expense reimbursements in connection therewith until the Offer closes.

         (c) The Company and the Purchaser will as promptly as practicable file with the Federal Trade Commission and the Department of Justice the notification and report forms required for the transactions contemplated hereby and any supplemental information that may be reasonably requested in connection therewith pursuant to the HSR Act, which notification and report forms and supplemental information will comply in all material respects with the requirements of the HSR Act. Purchaser shall pay all filing fees required with respect to the notification, report and other requirements of the HSR Act.

         (d) If at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering parties will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         (e) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Shares from the NASDAQ National Market; provided, that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Purchaser's intent that the Shares following the Merger will not be listed on any national securities exchange or quoted on NASDAQ/NMS.

         (f) The Purchaser agrees to use reasonable best efforts to promptly satisfy any conditions in the Commitment Letters, and not to waive or amend, or provide any waivers, in respect of the Commitment Letters in a manner which would adversely affect the consummation of the Merger or the Offer in accordance with this Agreement, including its timing thereof (an "Adverse Manner"). The Purchaser agrees to fully enforce the Commitment Letters.

         (g) Other than pursuant to Section 1.01(a), the Purchaser agrees not to delay, extend or terminate the Offer or the Merger without the prior written approval of the Company, unless Purchaser is entitled to terminate this Agreement pursuant to Section 8.01.

         SECTION 6.04  Consents.

         (a) Each of the parties will as promptly as practicable (i) make the required filings with, and take all reasonable steps to obtain the required authorizations, approvals, consents and other actions of, any Governmental Entity, (ii) take all reasonable steps (not including the expenditure of money or the payment or delivery of other consideration) to obtain the required consents of other persons with respect to the transactions contemplated hereby and the Shareholders Agreement and (iii) use its reasonable best efforts to obtain waivers of any Violations that may be caused by, the consummation of the Offer, the Merger and other transactions contemplated by the Offer and this Agreement.

         (b) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. The parties will use their respective commercially reasonable best efforts to satisfy the condition in
Section 7.01(d).

         SECTION 6.05 Maintenance of Insurance. Each of the Company and its subsidiaries will continue to carry its existing insurance through the Effective Time, and shall not allow any breach, default or cancellation (other than expiration and replacement of policies in the ordinary cause of business) of such insurance policies or agreements to occur or exist that would reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 6.06 Public Announcements. So long as this Agreement is in effect, Parent, the Purchaser and the Company agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with any securities exchange.

         SECTION 6.07  Employment Benefit Arrangements.

         (a) Parent agrees that the Company will honor and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor and continue to maintain in full force and effect, all Employee Benefit Arrangements to which the Company or any of its subsidiaries is presently a party, including but not limited to the agreements existing on the date hereof between the Company and certain executives of the Company (the "Executive Protection Agreements") listed on the Company Disclosure Statement, provided however that nothing herein shall restrict or limit the surviving corporation's ability to amend or terminate any Plan.

         (b) Parent will cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year from the Effective Time, employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements) will be provided cash compensation employee benefit and incentive compensation and similar plans and programs as will provide compensation and benefits which in the aggregate are substantially comparable to those provided to such employees by the Plans listed in Section
4.10 of the Company Disclosure Statement; provided, however, that neither the Parent nor the Surviving Corporation shall have any obligation to provide benefits substantially, comparable to any Plan providing equity awards.

         (c) In any termination or layoff of (i) any employee as of the Effective Time as a result of the transactions contemplated by this Agreement or
(ii) any employee of the Surviving Corporation as of the Effective Time (a "Hired Employee") after the Effective Time, Parent will cause the Surviving Corporation to comply fully, if applicable, with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") and all other applicable foreign, Federal state and local laws, including those prohibiting discrimination and requiring notice to employees. The Surviving Corporation shall not, and shall cause its subsidiaries not to, at any time prior to 60 days after the Effective Time, effectuate a "plant closing" or "mass layoff" as those terms are defined in WARN affecting in whole or in part any facility, site of employment, operating unit or employee of the Company or any subsidiary without complying fully with the requirements of WARN. Parent will bear the cost of compliance with (or failure to comply with) any such laws.

         SECTION 6.08  Indemnification.

         (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation and By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

         (b) For six years from and after the Effective Time, Parent agrees that it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director, officer and employee of the Company (collectively, the "Indemnified Parties") against any costs or expenses
(including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Claims"), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including, in any event, in connection with the Offer, the Merger and this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (c) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall use its reasonable best efforts to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.08(c) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

         (d) Any Indemnified Party wishing to claim  indemnification  under this
Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the indemnified parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent or the Surviving Corporation shall be obligated pursuant to this paragraph (d) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Purchaser shall not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld; and provided, further, that Purchaser shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (e) If the Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Parent shall assume all of the obligations set forth in this Section 6.08.

         (f) The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         SECTION 6.09 No Solicitation. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its or its subsidiaries' directors, officers, employees, agents, advisors or representatives, directly or indirectly, to (a) solicit, initiate or encourage or knowingly facilitate the submission of any inquiries or the making of any proposal (a "Takeover Proposal") with respect to any acquisition or purchase of a substantial amount of the assets of the Company and its subsidiaries, taken as a whole, or of over 15% of any class of equity securities or convertible securities of the Company or any of its subsidiaries, or any tender offer
(including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities or convertible securities of the Company or any of its subsidiaries, or any merger, consolidation or business combination recapitalization, reclassification, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries other than the transactions contemplated by this Agreement and the Shareholders Agreement or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Offer or Merger or which would reasonably be expected to materially dilute the benefits to Parent and Purchaser of the transactions contemplated hereby (each, an "Acquisition Transaction"), (b) negotiate, explore or otherwise participate in discussions with any person
(other than Parent, Purchaser or their respective directors, officers, employees, agents and representatives), and including any parties with which the Company has previously engaged in discussions or negotiations with respect to any Acquisition Transaction, or furnish to any person (other than Parent, Purchaser or their respective directors, officers, employees, agents and representatives) any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Parent, Purchaser or their respective directors, officers, employees, agents and representatives) to do or seek any of the foregoing or (c) enter into any agreement, arrangement or understanding with respect to, or endorse, any Takeover Proposal; provided, however, that the foregoing shall not prohibit the Company from (i) prior to the consummation of the Offer (A) furnishing information pursuant to a confidentiality letter (provided for informational purposes to Parent), with terms no less favorable than the Confidentiality Agreement, concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited bona fide written Takeover Proposal, or
(B) engaging in discussions or negotiations with such a third party who has made an unsolicited bona fide written Takeover Proposal or (ii) following receipt of an unsolicited bona fide written Takeover Proposal but prior to consummation of the Offer, failing to make or withdrawing or modifying its recommendation referred to in Section 1.02(a), but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of the Company shall have concluded in good faith, on the basis of advice from outside legal counsel and the Company's financial advisors, that (A) such Takeover Proposal is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and (B) such action is necessary in order for the Board of Directors to comply with its fiduciary duties to the shareholders of the Company under applicable law; provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) and (ii) until after notice to Parent and Purchaser with respect to such action and the Board of Directors shall continue to advise Parent and Purchaser after taking such action. Nothing herein shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer. In addition, if the Board of Directors of the Company receives an unsolicited Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, then the Company shall promptly inform Parent and Purchaser orally and in writing of the terms and conditions of such proposal and the identity of the person making it.

         SECTION 6.10 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.11 Special Meeting. The Company shall take no action unless compelled by legal process to call a special meeting of stockholders of the Company except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.

         SECTION 6.12 Disposition of Litigation. (a) The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent.

         (b) The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

         SECTION 6.13 Restatement of Financial Advisory Agreement. The Company has amended and restated the Financial Advisory Agreement, dated July 12, 1995, between the Company and TJC Management Corp. (the "Financial Advisory Agreement") in consideration of the payment of fees of not more than $2.5 million to TJC Management (the "TJC Amount") in accordance with a payment letter acceptable to Parent (the "TJC Letter"). The parties acknowledge that the TJC Amount is paid in consideration of services in connection with this Agreement, as well as the transactions contemplated hereby, and such amendment and restatement, which constitute conditions of Purchaser's willingness to enter into this Agreement.

         SECTION 6.14 Release. Except to the extent that the Released Parties are shown in a final, unappealable determination by courts of competent jurisdiction to have engaged in criminal, fraudulent or intentionally improper conduct, Parent hereby irrevocably and unconditionally releases, acquits and forever discharges on behalf of itself and any person acting by, through, or under or in concert with Parent (including the Company) and all persons acting by, through, under or in concert with any of them (collectively the "Releasees"), or any of them, each of the directors and officers of the Company (collectively, the "Released Parties") from any and all charges, complaints, claims, suits, judgments, demands, actions, obligations or liabilities, damages, causes of action, rights, costs, loans, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever known or unknown, emanating from, arising out of, or in any way whatsoever arising prior to the Effective Time or resulting from any action which the Company may have taken or failed to take in connection with this Agreement and the transactions contemplated hereby, including the Merger and the Offer, and Parent agrees that neither it, nor any person acting by, through, or under, Parent shall institute or pursue any action or actions, cause or causes of action (in law or in equity), suits, or claims in state or federal court against or adverse to the Released Parties arising from or attributable to the Releasees in connection with the foregoing.

         SECTION 6.15 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer and the Merger and the Shareholder's Agreement, of any state or foreign takeover law.

         SECTION 6.16 The Debt Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01, and subject to Section 6.16(d), the Company shall, as soon as practicable after the date hereof, commence an offer to purchase all of the Company's outstanding 9-7/8% Series B Senior Notes due 2005 (the "Senior Notes") on the terms set forth in Section
6.16 of the Company Disclosure Statement and such other customary terms and conditions as are reasonably acceptable to Parent (the "Debt Offer"); provided, that closing of the Debt Offer will be subject to closing the Offer or Merger. The Company shall waive any of the conditions to the Debt Offer and make any other changes in the terms and conditions of the Debt Offer as may be reasonably requested by Parent, and the Company shall not, without Parent's prior consent, waive any condition to the Debt Offer, make any changes to the terms and conditions of the Debt Offer set forth in Section 6.16 of the Disclosure Statement or make any other changes to the terms and conditions of the Debt Offer. Notwithstanding anything in this Agreement, including the immediately preceding sentence, to the contrary, the Company shall not be required to accept for payment or pay for any Senior Notes prior to the closing of the Offer.

         (b) Promptly following the date of this Agreement, the Company shall prepare, subject to reasonable advice and comments of Parent, an offer to purchase the Senior Notes (or portions thereof) and forms of the related letter of transmittal (the "Letter of Transmittal") (collectively, the "Debt Offer to Purchase"), as well as all other information and exhibits required in connection therewith (collectively, the "Debt Offer Documents"). All mailings to the holders of Senior Notes in connection with the Debt Offer shall be subject to the prior review, comment and approval (which will not be unreasonably withheld) of Parent. The Company will use its reasonable best efforts to cause the Debt Offer Documents to be mailed to the holders of the Senior Notes as promptly as practicable following commencement of the Debt Offer in accordance with Section 6.16(a).

         (c) The Company covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the conditions to the Debt Offer, on the closing of the Debt Offer, the Company will accept for payment the Senior Notes.

         (d)(i) Notwithstanding the foregoing, the Company will not be obligated to take or refrain from taking any action which it reasonably believes is inconsistent with applicable law or the terms and conditions of the Senior Notes or which would impede, delay or interfere with the consummation of the Offer or the Merger in accordance with this Agreement.

         (ii) The Purchaser acknowledges that the Company is making the Debt Offer at the request and as an accommodation to the Purchaser, and that the Debt Offer, and its terms, conditions, failure or success, or any claims or actions relating thereto, will not be grounds for failure of a condition, termination or delay of the Offer or the Merger, including the conditions thereof, nor otherwise affect them.

         (iii) The Purchaser will pay and reimburse the Company upon request for all fees and expenses relating to the Debt Offer, including but not limited to legal fees and expenses, accounting fees and expenses, and printing, mailing and filing fees and expenses, and fees and expenses of banks, financial institutions, representatives and advisors, and will indemnify the Company and its directors and officers from and against all claims, lawsuits, losses, expenses and liabilities, including legal fees and expenses incurred by any of them in connection with the Debt Offer and this Section 6.16.

         (iv) The Purchaser agrees to comply with applicable law and the terms and conditions of the Senior Notes in connection with the Debt Offer and this
Section 6.16.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.01 Conditions. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                  (a) Stockholder Approval. If required by the GCL, the stockholders of the Company shall have duly adopted this Agreement and approved the transactions contemplated by this Agreement, pursuant to the requirements of the Company's certificate of incorporation and applicable law (which the Company has represented shall be solely the affirmative vote of a majority of the outstanding Shares).

                  (b) Purchase of Shares. The Purchaser shall have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms hereof; provided, that this condition shall be deemed to have been satisfied with respect to Parent and the Purchaser if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer.

                  (c) Injunctions; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger; provided that the party invoking this condition shall have used their reasonable best efforts to prevent the entry of such order, judgment, decree, injunction or ruling and to appeal as promptly as practicable any such order, judgment, decree, injunction or ruling.

                  (d) Expiration of HSR Waiting Period. Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Offer and Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the
Company:

                  (a)  by the mutual written consent of Parent and the Company;

                  (b) by Parent or the Company if there shall be any statute, law, rule or regulation that makes consummation of the Offer or the Merger illegal or prohibited or if any court or other Governmental Entity of competent jurisdiction or located or having jurisdiction within the United States or any country or economic region in which either the Company or the Parent, directly or indirectly, has material assets or operations shall have issued, enacted, entered, promulgated or enforced any final order, judgment, decree, injunction, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, judgment, decree, injunction or ruling shall have become nonappealable;

                  (c) by Parent or the Company if (i) the Offer is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder; or (ii) if Purchaser shall have failed to pay for Common Shares pursuant to the Offer within 55 days following the date hereof; provided, however, that neither Parent nor the Company, as the case may be, may terminate the Agreement pursuant to this Section 8.01(c) if Purchaser's termination or withdrawal of the Offer or failure to pay for Common Shares pursuant to the Offer has been caused by or results from the failure of such party seeking to terminate the Agreement to perform in any material respects any of its covenants or agreements contained in this Agreement or a material breach of such party's representations and warranties contained in this Agreement;

                  (d) by the Company if (i) the Offer shall not be commenced upon the day specified in Section 1.01, provided, that the failure to so commence has not been caused by and does not result from the failure of the Company to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) there shall have been a breach of any representation, warranty, covenant or agreement (without regard to any materiality or Material Adverse Effect qualifier) on the part of Parent or the Purchaser contained in this Agreement which materially adversely affects Parent's or Purchaser's ability to consummate (or materially delays commencement or consummation of) the Offer, and, with respect to any such breach that is reasonably capable of being cured, which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (iii) Purchaser shall have terminated the Offer, (iv) any of the Commitment Letters shall have been withdrawn, terminated or modified in an Adverse Manner (unless such withdrawn, terminated or modified Commitment Letters (which shall not include the Commitment Letter of J.W. Childs Equity Partners II, L.P.) are promptly replaced, with commitment letters from nationally recognized, capable financial institutions, having substantially similar commitment, terms and conditions, including but not limited to the funding and closing conditions set forth therein, all of which shall be in form and substance reasonably acceptable to the Company), or (unless with the Company's prior written approval in accordance with this Agreement) or
         (v) prior to the purchase of Shares pursuant to the Offer, any person shall have made a bona fide Takeover Proposal (A) that the Board of Directors of the Company determines in its good faith judgment in consultation with its financial advisor, is more favorable to the Company's stockholders than the Offer and the Merger (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and (B) as a result of which a majority of the Board of Directors concludes in good faith on the advice of independent outside legal counsel to the Company that termination of this Agreement is necessary in order for the Board to comply with its fiduciary obligations under applicable law; provided, that such termination under this clause (v) shall not be effective until the Company has made payment of the full fee and expense reimbursement required by Section 8.03(b) hereof; or

                  (e) By Parent prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement
         (without regard to any materiality or Material Adverse Effect qualifier) which would reasonably be expected to have a Material Adverse Effect on the Company or which would materially adversely affect (or materially delay) the commencement or consummation of the Offer, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement (without regard to any materiality or material Adverse Effect qualifier) which would reasonably be expected to have a Material Adverse Effect on the Company or which would materially adversely affect (or materially delay) the consummation of the Offer, which, in the clause (i) or (ii), if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (iii) the Company shall effect, or enter into any agreement with respect to, an Acquisition Transaction with any person (other than Parent or Purchaser) or the Board has resolved to do so, (iv) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D- 9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another offer or transaction, or shall have resolved to effect any of the foregoing or (v) the Minimum Condition (as defined in Annex I hereto) shall not have been satisfied by the expiration date of the Offer and, in addition, on or prior to such date, either (A) any person (other than Parent or Purchaser) shall have made a public proposal, filing, announcement or communication to the Company with respect to a Significant Acquisition Transaction (as defined in Section
         9.15 hereof) or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates shall have become the beneficial owners of 25% or more of the Common Shares.

         SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of this Section 8.02, Section 8.03 and the last two sentences of Section 6.02, which shall survive any such termination. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement or the Confidentiality Agreement.

         SECTION 8.03 Fees and Expenses. (a) Subject to Sections 8.03(b) and (c) below, all Expenses (as hereinafter defined) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, that all Expenses related to the printing, filing and mailing of the Offer Documents, the Debt Offer Documents and all Commission and other regulatory filing fees incurred in connection with the Offer Documents and Debt Offer Documents allocable to the Company and to Parent or Purchaser, including legal fees and expenses, as the case may be, shall be paid by Purchaser.

         (b) (i) If this  Agreement  is  terminated  by the Company  pursuant to
Section  8.01(d)(v)  or by the  Purchaser  pursuant to Section  8.01(e) (iii) or
(iv); or

         (ii) (A) If this Agreement is terminated by Parent pursuant to Section 8.01(e)(i), (ii) or (v), and, in addition, (B) following the date of this Agreement and at or prior to the time of the event giving rise to such termination there shall have existed a Significant Takeover Proposal with respect to the Company and (C) within 12 months thereafter, either (1) the Company enters into an agreement with respect to any Significant Acquisition Transaction or (2) any Significant Acquisition Transaction occurs;

the Company shall pay to Parent, within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, or no later than concurrently with any termination contemplated by Section 8.01(e)(iii) or (iv) or Section 8.01(d)(v), a fee, in cash and in immediately available funds, of $5.5 million (the "Fee").

         (c) If this Agreement is terminated  pursuant to Section  8.01(d)(v) or
Section 8.01(e), then the Company shall pay to Purchaser, within one business day after its receipt of written statements therefor, an amount equal to the reasonable and documented Expenses set forth in such statement; provided, that in no event will the amount of the Expenses reimbursed exceed $1 million (the "Expenses Cap"); provided, however, that the Expenses Cap shall not apply to the Collection Expenses. Such Expenses shall be in addition to, and not in substitution for, the Fee paid by the Company, if any, pursuant to Section 8.03(b).

         "Expenses" means all out-of-pocket fees and expenses actually incurred by Parent or Purchaser or on their behalf, whether before or after the execution and delivery of this Agreement, in connection with the transactions contemplated by this Agreement, including the

Merger and the Shareholders Agreement, including without limitation, fees and reasonable expenses payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, all fees and reasonable expenses of counsel, accountants, experts and consultants to Parent or Purchaser, and, further, including without limitation fees and reasonable expenses of, or incurred in connection with, any litigation or other proceedings to collect the Fee or the Expenses (the "Collection Expenses").

         SECTION 8.04 Amendment. Subject to Section 1.03(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 8.05 Extension; Waiver. Subject to Section 1.03(c), at any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 3.02, Section 6.07, Section 6.08, Section 6.13, Section 6.14 and 6.16(d) shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein) and those agreements set forth in the last two sentences of Section 6.02, Section 8.03 and Article IX shall survive termination of this Agreement.

         SECTION 9.02 Limitation on Warranties. The Company makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Parent or Purchaser. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS COVERED BY THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV, THE COMPANY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO ANY OTHER INFORMATION OR MATTERS. Each of Parent and Purchaser acknowledges that neither the Company, any subsidiary nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information which is not included in this Agreement or the Company Disclosure Statement, and neither the Company, any subsidiary, nor any other Person will have or be subject to any liability to Parent or Purchaser, any affiliate thereof or any other Person resulting from the distribution of any such information to, or use of any such information by, Parent or Purchaser, any affiliate thereof or any of their agents, consultants, accountants, counsel or other representatives. Without limitation of the foregoing, to the extent that any memoranda or summaries prepared by the Company, any subsidiary or by any of their respective advisors or representatives regarding the Company, the subsidiaries, or their respective businesses are or have been provided to Parent or Purchaser, Parent and Purchaser acknowledge and agree that no representation or warranty is made to Purchaser or any affiliate thereof or any other Person as to the completeness or accuracy of such memoranda or summaries.

         SECTION 9.03 Company Disclosure Statement. Any fact or item in any portion of the Company Disclosure Statement shall be deemed to be disclosed with respect to any other relevant portion, whether or not an explicit cross-reference appears. No representation or warranty hereunder shall be deemed to be inaccurate if the actual situation is explicitly disclosed in the specifically referenced section or cross-section of the Company Disclosure Statement. Neither the specification of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Statement hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Statement is or is not material for purposes of this Agreement.

         SECTION 9.04  Entire Agreement; Assignment.

         (a) The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement, the Related Agreements (including the documents and the instruments referred to herein and the letter agreements, by and between Purchaser and the Company, dated December 4, 1997 and January 12, 1999 (collectively, the "Confidentiality Agreement")), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

         (b) Neither this Agreement and the Related Agreements nor any of the rights, interests or obligations hereunder or thereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party except that Parent and Purchaser may assign all or any of their rights to affiliates with the permission of the Company, which will not be unreasonably withheld; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.05 Binding Agreement. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that, except as provided in Section 9.04(b), no party may assign its rights and obligations under this Agreement without the prior written consent of the other parties.

         SECTION 9.06 Further Assurances. Upon the reasonable request of Parent, Purchaser or the Company, each party will on and after the Effective Time execute and deliver to the other parties such other documents, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Shares, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated hereby.

         SECTION 9.07 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         SECTION 9.08 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Parent or the Purchaser:
         c/o J.W. Childs Associates, L.P.
         One Federal Street - 21st Floor
         Boston, MA 02110
         Attention:  Adam Suttin


         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, NY 10017
         Attention:  Mario A. Ponce, Esq.

         If to the Company:

         American Safety Razor Company
         One Razor Blade Lane
         Verona, Virginia 24482
         Attention:  Tom Kasvin


         with a copy to:

         Mayer, Brown & Platt
         1675 Broadway
         New York, New York  10019-5820
         Attention:  James B. Carlson, Esq.


         with a copy to:

         The Jordan Company
         767 Fifth Avenue
         New York, New York  10153
         Attention:  Jonathan F. Boucher


or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 9.09 Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in court other than a federal or state sitting in the State of New York.

         (c) In the event of any dispute in respect of this Agreement or the Related Agreements, then the enforcement costs (including legal fees and expenses) of the prevailing party will be paid and reimbursed by the losing party.

         SECTION 9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

         SECTION 9.11 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         SECTION 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.14 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Sections 1.03(c), 6.08, 6.13 and 6.14, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.15 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) the term "Knowledge" means the actual knowledge, after reasonable inquiry, of the executive officers of the Company;

                  (c) the term "Significant Acquisition Transaction" shall have the same meaning as "Acquisition Transaction" except that the references to 15% contained therein shall be deemed to be (i) 35% with respect to any Significant Acquisition Transaction effected through a primary sale of Common Stock (or a security convertible into Common Stock) by the Company or a merger involving the Company or a tender or exchange offer or any other transaction that the Board has recommended acceptance of, and (ii) 50% with respect to any Significant Acquisition Transaction effected through a tender or exchange offer that the Board has recommended rejection of or other market or secondary acquisition of the Common Stock (or a security convertible into Common Stock);

                  (d) the term "Significant Takeover Proposal" means a Takeover Proposal relating to a Significant Acquisition Transaction;

                  (e) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

                  (f) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.16 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.17 Parent Guarantee. Parent hereby guarantees the due performance of any and all obligations and liabilities of the Purchaser under or arising out of this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                        RSA HOLDINGS CORP. OF DELAWARE

                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:


                                        RSA ACQUISITION CORP.

                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:


                                        AMERICAN SAFETY RAZOR COMPANY

                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:

                                                                         ANNEX I
                                                                         -------

                                Offer Conditions
                                ----------------

         Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) to the extent permitted by the Merger Agreement if, (i) at the expiration of the Offer, a number of shares of Company Common Stock which constitutes more than 50% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition"), or
(ii) at any time on or after the date of this Agreement and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred:

                  (a) there shall have been instituted or pending any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered and continuing in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued and continuing and applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which would reasonably be expected to have the effect of: (i) making illegal, or otherwise directly or indirectly restraining or prohibiting or making materially more expensive the making of the Offer, the acceptance for payment of, or payment for the Shares by Parent or the Purchaser or the consummation of any of the transactions contemplated by the Merger Agreement; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries or Parent, Purchaser or any of Parent's affiliates of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or any of its affiliates or compelling Parent, Purchaser or any of Parent's affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent, or any of its affiliates, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including without limitation the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requiring divestiture by Parent or Purchaser of any Shares;

                  (b)  there  shall  have  occurred  and be  continuing  (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally, (iii) a commencement and continuation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would have a Material Adverse Effect on the Company or (iv) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

                  (c) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates, or the Principal Holders or any of their respective affiliates (but only with respect to the Common Shares that they beneficially own on the date hereof), or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Takeover Proposal or any other acquisition of Shares other than the Offer and the Merger, (B) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Transaction, or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

                  (d) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality or Material Adverse Effect shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination;

                  (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

                  (f) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company; or

                  (g) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated, or any material approval, permit, authorization or consent of any domestic or foreign governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) shall not have been obtained on terms satisfactory to the Parent in its reasonable discretion;

and, in addition, which, in the case of (a) through (g), in the reasonable, good faith judgement of Parent or the Purchaser, and regardless of the circumstances (including any action or inaction by Parent or Purchaser or any of its affiliates) giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

         The foregoing conditions are for the sole benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                          PURCHASE DISCLOSURE STATEMENT

                              SECTION 5.08 SCHEDULE


DESA International, Inc.

Subsidiaries include: Heath/Zenith, Fireplace Manufacturers, Inc. and Universal Heating, Inc.

Products include: indoor heating and hearth products, outdoor heating products, specialty tools such as chainsaws and drills, and outdoor lighting security products

Beltone Electronics Corp.

Products include: hearing aids and instruments used in the manufacturing of hearing aids

Empire Kosher Poultry, Inc.

Products include: premium branded fresh and frozen chicken and turkey products

International Diversefoods, Inc.

Products include: sauces and seasonings for quick service restaurants and food service distributors

                                                                 EXHIBIT 5.2

                                                                 EXHIBIT 5.3

Company Press Release

J. W. Childs to Acquire American Safety Razor Company

STAUNTON, VA--(BUSINESS WIRE)--Feb. 15, 1999--J. W. Childs Equity Partners II, L.P. and American Safety Razor Company (Nasdaq: RAZR - news) today announced that they have entered into a definitive merger agreement under which J. W. Childs will acquire American Safety Razor for $14 1/8 per share or approximately $173 million in cash.

Pursuant to the Merger Agreement, a cash tender offer will be commenced by a wholly-owned subsidiary of J. W. Childs no later than February 22, 1999 to acquire all of the outstanding shares of common stock of American Safety Razor. On Friday, February 12, 1999, the last reported sales price of common stock of American Safety Razor was $9 7/8. The Board of Directors of American Safety Razor has unanimously approved the merger agreement. PaineWebber Incorporated has rendered a fairness opinion to the Board of Directors in connection with the transaction.

The tender offer will be subject to the valid tender of shares representing a majority of the voting power (determined on a fully diluted basis) of American Safety Razor, the expiration of the waiting period under applicable antitrust and competition laws, and other customary conditions.

The Jordan Company, certain of its affiliates, partners and officers, and members of American Safety Razor's senior management, collectively the holders of approximately 19% of the stock of American Safety Razor, have contractually agreed to support the transaction and tender the shares of American Safety Razor held by them in response to the tender offer.

Funding for the tender offer and merger and the transactions contemplated thereby will be provided with approximately $245 million of debt commitments made by J. W. Childs, NationsBank, N.A. and Donaldson, Lufkin & Jenrette. J. W. Childs has also made an equity investment commitment of $90 million.

American Safety Razor Company is the leading manufacturer of private-brand and value-priced shaving blades and razors in the United States. The Company's shaving blade and razor products are sold under retailers' private-brand names as well as American Safety Razor's own brands: Personna(R), Gem(R), Flicker(R), LegMate(R), Bump Fighter(R), Treet(R), GEM Blue Star(R), Pal(R), MBC(TM) and Burma Shave(TM). The Company also manufactures cotton swabs, cotton balls and puffs, and foot care items which are sold under retailers' private-brand names as well as its own value-priced brands, Megas(R), ACCO(R), and Crystal(R). The Company is also a leading manufacturer of premium and value-priced blades and bladed hand tools, sold primarily under the Personna(R), American Line(TM), and Ardell(TM) brand names, as well as bar soaps for the cosmetic/skin care, pharmaceutical, and department store markets. In addition to its consumer products, American Safety Razor manufactures and markets industrial and specialty and medical blades. J. W. Childs is a private investment firm based in Boston.

Contact:

         American Safety Razor Company, Staunton
         Thomas G. Kasvin, 540/248-9725